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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        Date of Report: October 2, 2001

                         MILEMARKER INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Florida
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

         0-26150                                        11-2128469
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(Commission File Number)                   (IRS Employer Identification Number)


               1450 S.W. 13th Court, Pompano Beach, Florida 33069
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (954) 782-0604

                                   No Change
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 1. CHANGES IN CONTROL OF REGISTRANT

        None

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

        None

Item 3. BANKRUPTCY OR RECEIVERSHIP

        None

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None

Item 5. OTHER EVENTS

         On January 25, 2001, MileMarker International, (the "Registrant") received a notice from the United States Army Tank-Automotive and Armaments Command of the U.S. Department of the Army (the "military") that its wholly-owned subsidiary, MileMarker, Inc. (the "Company") had been awarded a contract for the delivery of 1404 hydraulic winch/bumper assemblies worth $3,568,969, plus an option for 1404 additional winch/bumper assemblies. On September 27, 2001, the Registrant received notice from the military that the military was exercising its option for the delivery of 1404 additional winch/bumper assemblies. This latest military notice increases the value of the original military order received on January 25, 2001 to a total of $7,137,938, which represents a substantial proportion of the Company's anticipated 2001 total sales volume. The Registrant anticipates that the Company will be receiving significant additional military orders for its patented hydraulic winch as the military continues to replace the electric winches on its existing Humvee vehicles and equips its new Humvee vehicles with the MileMarker hydraulic winch.

Item 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

        None

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        None

Item 8. CHANGE IN FISCAL YEAR

        None





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        MILEMARKER INTERNATIONAL, INC.
                                                (Registrant)



Dated: October 2, 2001                  By: /s/ Richard E. Aho
                                            -----------------------------------
                                                Richard E. Aho, President










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